June 12, 1997






Securities and Exchange Commission
450 North Capitol Street
Washington, D.C.  20549

                  RE:  Firstbank of Illinois Co. form 8-K

Dear Sirs:

     Pursuant to the filing requirements under the Securities and Exchange Commission Act of 1934, we are hereby electronically filing a current report on Form 8-K.

Sincerely,



By:  /s/ Chris R. Zettek
   Executive Vice President and
   Chief Financial Officer

Enclosures

CRZ:ply
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                      SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT



                     Pursuant to Section 13 or 15(d)of
                    the Securities Exchange Act of 1934


                               June 12, 1997
                             (Date of Report)




                           FIRSTBANK OF ILLINOIS CO.
          (Exact name of registrant as specified in its charter)




                                  DELAWARE
      (State or other jurisdiction of incorporation or organization)




         0-8426                             37-6141253
(Commission File Number)        (IRS Employer Identification No.)




           205 South Fifth Street, Springfield, Illinois  62701
                 (Address of principal executive offices)




                               217-753-7543
           (Registrant's telephone number, including area code)


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ITEM 5.   Other Events


On June 11, 1997, Firstbank of Illinois Co. ("Firstbank") announced the completion of its acquisition of BankCentral Corporation and its wholly-owned subsidiary, Central National Bank of Mattoon, Mattoon, Illinois.

Central National Bank, with assets of approximately $110 million, operates four banking locations in Mattoon, Illinois. The transaction was an exchange of cash and Firstbank common stock totaling $13 million. The common stock component represented 51% of the total purchase price.

A press release publicly announcing the event is attached.

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Pursuant to the requirements of the Securities and Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                              FIRSTBANK OF ILLINOIS CO.
                                        Registrant


                              By:       /s/ Chris R. Zettek
                                 Chris R. Zettek
                                 ITS: Executive Vice President
                                 and Chief Financial Officer



DATE:  June 12, 1997

FOR IMMEDIATE RELEASE
Wednesday, June 11, 1997



                         FIRSTBANK OF ILLINOIS CO.
        COMPLETES ACQUISITION OF CENTRAL NATIONAL BANK OF MATTOON



     SPRINGFIELD, IL, JUNE 11, 1997---Firstbank of Illinois Co. today announced it has completed the acquisition of BankCentral Corporation and its wholly-owned subsidiary, Central National Bank of Mattoon, Illinois.

     Central National Bank, operating four banking locations in Mattoon, Illinois, has total assets of approximately $110 million. The transaction was an exchange of Firstbank common stock and cash totaling $13 million, of which the common stock component was approximately 51%.

     "Central National Bank gives Firstbank a significant market presence in Mattoon and Coles County, Illinois. We are excited about expanding our community banking franchise into this excellent eastern Illinois market. This affiliation should allow Firstbank the opportunity to improve its financial performance.

     "Customers of Central National Bank of Mattoon will see the benefits of this affiliation with Firstbank through greater financial resources and an expanded menu of products and services," Ferguson said. "Corporate and personal trust services, a full range of agricultural services, discount brokerage and investment advisory services are examples of this expanded menu."


                                 - more -

     Firstbank is the largest bank holding company headquartered in downstate Illinois. The company provides banking, trust, and other financial services through its subsidiaries in Central and Southern Illinois and the St. Louis Metro area. Company subsidiaries in Illinois include Central Bank (Fairview Heights), Central National Bank of Mattoon, Elliott State Bank (Jacksonville), Farmers and Merchants Bank of Carlinville, The First National Bank of Central Illinois (Springfield), First Trust and Savings Bank of Taylorville, FFG Trust, Inc. (Springfield), FFG Investments Inc. (Springfield); and in Missouri include Colonial Bank (Des Peres), Duchesne Bank (St. Peters) and Zemenick & Walker, Inc. (St. Louis). The company operates 42 offices in 14 Illinois counties and six offices in Missouri.

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